Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q2 2025 Earnings

Oklahoma City, July 17, 2025 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended June 30, 2025.  “We are thrilled to report another exceptional quarter.  Our strong organic loan growth, significant increases in core deposits and transaction accounts, and robust liquidity underscore our disciplined approach to banking. With a properly matched balance sheet, strong capital ratios, and excellent credit quality, we continue to thrive in dynamic geographic markets. Our focus on pre-tax, pre-provision earnings (PPE) reflects our commitment to sustainable growth and resilience, positioning us to navigate economic uncertainties while delivering outstanding results,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended June 30, 2025 compared to the three months ended March 31, 2025:

-	Net income of $11.1 million compared to $10.3 million, an increase of 7.44%
-	Earnings per share of $1.16 compared to $1.08, an increase of 7.41%
-	Total assets of $1.8 billion compared to $1.8 billion, an increase of 2.83%
-	Total loans of $1.5 billion compared to $1.4 billion, an increase of 5.17%
-	PPE of $14.7 million compared to $13.7 million, an increase of 7.25%
-	Total interest income of $31.8 million compared to $30.4 million, an increase of 4.41%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On June 30, 2025, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 12.49%, 13.90%, and 15.03%, respectively.  On June 30, 2025, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 12.49%, 13.89%, and 15.03%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings (“PPE”).  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Three Months Ended
	June 30, 2025	March 31, 2025
Calculation of Pre-Provision Pre-Tax Earnings ("PPE")	(Dollars in thousands)
Net Income	$11,105	$10,336
Income Tax Expense	3,602	3,377
Pre-tax net income	14,707	13,713
Add back: Provision for credit losses	-	-
Add back: (Gain)Loss on sales/calls of AFS debt securities	-	-
Pre-provision pre-tax earnings	14,707	13,713

Assets	June 30, 2025 (unaudited)	December 31, 2024

Cash and due from banks	$218,839	$234,196
Interest-bearing time deposits in other banks	14,188	6,719
Available-for-sale debt securities	57,170	59,941
Loans, net of allowance for credit losses of $18,222 and $17,918 at June 30, 2025 and December 31, 2024, respectively	1,479,134	1,379,465
Loans held for sale, at fair value	2,541	-
Premises and equipment, net	21,102	18,137
Nonmarketable equity securities	1,182	1,283
Core deposit intangibles	815	878
Goodwill	11,208	8,458
Income taxes receivable	381	-
Interest receivable and other assets	29,786	30,731

Total assets	$1,836,346	$1,739,808

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$323,825	$313,258
Interest-bearing	1,270,313	1,202,213

Total deposits	1,594,138	1,515,471

Income taxes payable	-	77
Interest payable and other liabilities	10,349	11,047

Total liabilities	1,604,487	1,526,595

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,449,319 and 9,390,211 at June 30, 2025 and December 31, 2024, respectively	94	94
Additional paid-in capital	102,321	101,809
Retained earnings	133,186	116,281
Accumulated other comprehensive loss	(3,742)	(4,971)

Total shareholders’ equity	231,859	213,213

Total liabilities and shareholders’ equity	$1,836,346	$1,739,808

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025 (unaudited)	2024 (unaudited)	2025 (unaudited)	2024 (unaudited)
Interest Income
Loans, including fees	$28,965	$28,926	$56,293	$59,043
Interest-bearing time deposits in other banks	145	246	246	499
Debt securities, taxable	278	951	561	1,963
Debt securities, tax-exempt	63	71	126	144
Other interest and dividend income	2,330	2,242	4,997	4,074

Total interest income	31,781	32,436	62,223	65,723

Interest Expense
Deposits	10,043	11,204	19,643	22,481

Total interest expense	10,043	11,204	19,643	22,481

Net Interest Income	21,738	21,232	42,580	43,242

Provision for Credit Losses	-	-	-	-

Net Interest Income After Provision for Credit Losses	21,738	21,232	42,580	43,242

Noninterest Income
Mortgage lending income	520	78	610	129
Service charges on deposit accounts	232	260	450	509
Other	1,949	2,827	3,396	4,536

Total noninterest income	2,701	3,165	4,456	5,174

Noninterest Expense
Salaries and employee benefits	5,721	5,118	11,000	10,407
Furniture and equipment	361	324	612	554
Occupancy	630	613	1,222	1,273
Data and item processing	590	481	1,100	939
Accounting, marketing and legal fees	158	264	263	364
Regulatory assessments	213	336	297	723
Advertsing and public relations	223	83	417	229
Travel, lodging and entertainment	121	131	177	183
Other	1,715	1,792	3,528	3,606

Total noninterest expense	9,732	9,142	18,616	18,278

Income Before Taxes	14,707	15,255	28,420	30,138
Income tax expense	3,602	3,731	6,979	7,326
Net Income	$11,105	$11,524	$21,441	$22,812

Earnings per common share - basic	$1.18	$1.25	$2.27	$2.47
Earnings per common share - diluted	1.16	1.23	2.25	2.44
Weighted average common shares outstanding - basic	9,449,152	9,250,332	9,435,414	9,235,176
Weighted average common shares outstanding - diluted	9,545,128	9,367,247	9,548,583	9,343,047

Other Comprehensive Income (Loss)
Unrealized gains (losses) on securities, net of tax expense of $189 and $123 for the three months ended June 30, 2025 and 2024, respectively; net of tax expense of $425 and $123 for the six months ended June 30, 2025 and 2024, respectively	$587	$(59)	$1,229	$397
Other comprehensive income (loss)	$587	$(59)	$1,229	$397
Comprehensive Income	$11,692	$11,465	$22,670	$23,209

	Net Interest Margin
	For the Three Months Ended June 30,
	2025 (unaudited)			2024 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$247,652	$2,475	4.01%	$173,502	$2,488	5.75%
Debt securities, taxable-equivalent	47,285	278	2.36	106,457	951	3.58
Debt securities, tax exempt	12,502	63	2.02	17,252	71	1.65
Loans held for sale	1,987	-	-	355	-	-
Total loans(1)	1,448,924	28,965	8.02	1,354,985	28,926	8.56
Total interest-earning assets	1,758,350	31,781	7.25	1,652,551	32,436	7.87
Noninterest-earning assets	43,048			38,722
Total assets	$1,801,398			$1,691,273

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$1,006,484	$7,676	3.06%	$851,751	$8,293	3.91%
Time deposits	236,108	2,367	4.02	247,452	2,911	4.72
Total interest-bearing deposits	1,242,592	10,043	3.24	1,099,203	11,204	4.09
Total interest-bearing liabilities	$1,242,592	10,043	3.24	$1,099,203	11,204	4.09

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$321,351			$394,010
Other noninterest-bearing liabilities	10,471			12,778
Total noninterest-bearing liabilities	331,822			406,788
Shareholders' equity	226,984			185,282
Total liabilities and shareholders' equity	$1,801,398			$1,691,273

Net interest income		$21,738			$21,232
Net interest spread			4.01%			3.78%
Net interest margin			4.96%			5.15%

(1)	Nonaccrual loans are included in total loans

	Net Interest Margin
	For the Six Months Ended June, 30
	2025 (unaudited)			2024 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$242,876	$5,243	4.35%	$174,787	$4,573	5.25%
Debt securities, taxable-equivalent	47,957	561	2.36	129,963	1,963	3.03
Debt securities, tax exempt	12,508	126	2.03	17,761	144	1.63
Loans held for sale	1,287	-	-	297	-	-
Total loans(1)	1,423,776	56,293	7.97	1,362,339	59,043	8.69
Total interest-earning assets	1,728,404	62,223	7.26	1,685,147	65,723	7.82
Noninterest-earning assets	41,511			39,246
Total assets	$1,769,915			$1,724,393

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$981,833	$14,794	3.04%	$848,764	$16,489	3.90%
Time deposits	236,216	4,849	4.14	256,212	5,992	4.69
Total interest-bearing deposits	1,218,049	19,643	3.25	1,104,976	22,481	4.08
Total interest-bearing liabilities	1,218,049	19,643	3.25	1,104,976	22,481	4.08

Noninterest-bearing liabilities:
Noninterest-bearing deposits	318,952			426,696
Other noninterest-bearing liabilities	10,228			12,218
Total noninterest-bearing liabilities	329,180			438,914
Shareholders' equity	222,686			180,503
Total liabilities and shareholders' equity	$1,769,915			$1,724,393

Net interest income		$42,580			$43,242
Net interest spread			4.01%			3.74%
Net interest margin			4.97%			5.15%

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its second quarter results, which will be broadcast live over the Internet, on Thursday, July 17, 2025 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/46bjlDkrk8v. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/46bjlDkrk8v shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600